UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2022

AEGLEA BIOTHERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37722	46-4312787
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

805 Las Cimas Parkway
Suite 100
Austin, TX	78746
(Address of principal executive offices)	(Zip Code)

(512) 942-2935

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 Par Value Per Share	AGLE	The Nasdaq Stock Market LLC (Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On July 18, 2022, Aeglea BioTherapeutics, Inc. (the “Company”) received written notice (the “Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market, LLC (“Nasdaq”) notifying the Company that it was not in compliance with Nasdaq Listing Rule 5450(a)(1), as the closing bid price for its common stock was below the $1.00 per share requirement for the 30 prior consecutive business days, which is the minimum closing price required to maintain continued listing on the Nasdaq Stock Market under Nasdaq Listing Rule 5450(a)(1) (the “Minimum Bid Requirement”). The Notice stated that the Company had 180 calendar days, or until January 16, 2023, to regain compliance with the Minimum Bid Requirement.

On November 14, 2022, the Company received a written notification from Nasdaq indicating that it had regained compliance with the Minimum Bid Requirement because the closing bid price of the Company’s common stock during the preceding 10 consecutive business days, October 31, 2022 to November 11, 2022, had been at $1.00 per share or greater. No further action is required by the Company on this matter.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEGLEA BIOTHERAPEUTICS, INC.

Date: November 15, 2022	By:	/s/ Jonathan Alspaugh
Jonathan Alspaugh
Chief Financial Officer

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